UNITED STATES

SECURITIES EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2014

ERF WIRELESS, INC.

(Exact name of registrant as specified in its charter)

Nevada (State of organization)	000-27467 (Commission File Number)	76-0196431 (IRS Employer Identification No.)

2911 South Shore Boulevard, Suite 100,
League City, Texas	77573
(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, including area code: (281) 538-2101

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02 (a) TERMINATION OF MATERIAL DEFINITIVE AGREEMENT

ERF Wireless, Inc. is referred to herein as “we”, “our” or “us”.

Item 1.02. Termination of a Material Definitive Agreement

On September 16, 2014, we terminated our June 28, 2013, Senior Secured Revolving Credit Facility Agreement (the “Agreement) with TCA Global Credit Master Fund, LP (the “Credit Facility”) and simultaneously paid the Credit Facility the complete outstanding balance of $1,165,222.06. The term of the Agreement was 1 year and the payoff amount includes all principal, 12% interest and fees associated with the Credit Facility, including $92,068.02 of convertible Advisory Fees that were convertible into our common stock at a 15% discount to market based on the five day Volume Weighted Average Price (“VWAP”) of the stock. The Credit Facility Agreement provided for a maximum credit line of up to $8,000,000 at the lender’s discretion and was secured by all of our previously unencumbered assets. As of September 16, 2014, we had only obtained $1,500,000 of financing under the Credit Facility. We requested the termination and payoff of the outstanding amount due to remove the Senior Security encumbrances on our assets and to provide us with the flexibility to secure longer term funding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ERF Wireless, Inc.

By:	/s/ H. Dean Cubley
Dr. H. Dean Cubley, Chief Executive Officer

DATE: September 19, 2014